Exhibit 99.1

LIVEXLIVE STRENGTHENS FINANCIAL POSITION WITH $10 MILLION FROM

A PRIVATE PLACEMENT TO SUPPORT RAPID GROWTH

WEST HOLLYWOOD, CA (July 3, 2018) - LiveXLive Media, Inc. (NASDAQ: LIVX) (“LiveXLive”), a global digital media company focused on live entertainment, announced today that it has strengthened its balance sheet by $10.0 million from a private placement by issuing $10.64 million of senior convertible debentures (the “Debentures”).

“LiveXLive is experiencing rapid growth as we continue to acquire the digital rights of major festivals and events globally, and drive increasing audience across our music platform. This new financing provides immediate opportunity for our company to continue accelerating our growth, including acquiring more live music digital rights and events around the world, launching new subscription products and services, original programming, LiveZone and other exciting services, building out our world class management team, and exploring additional M&A options in the sector, with minimal dilution to shareholders,” said Rob Ellin, Chairman and CEO of LiveXLive Media.

Effective June 30, 2018, LiveXLive Media, Inc. sold, in a private placement transaction $10.64 million in aggregate principal amount of 12.75% Debentures. Net proceeds to the company, after certain fees, direct expenses and original issue discount were $9.6 million, of which the Company used $3.5 million to pay off its current bank debt facility with Silicon Valley Bank. The Debentures mature on June 29, 2021, accrue interest at 12.75% per year, and are convertible into shares of LiveXLive Media, Inc. common stock at a price of $10.00 per share at the holder’s option, subject to certain customary adjustments such as stock splits, stock dividends and stock combinations.

More details on the financing may be found in LiveXLive’s filings with the SEC at www.ir.livexlive.com.

About LiveXLive Media, Inc.

LiveXLive Media, Inc. (NASDAQ: LIVX) (the “Company”) is a global digital media company focused on live entertainment. The Company operates LiveXLive, one of the industry’s leading live music streaming platforms; Slacker Radio, a streaming music pioneer; and also produces original music-related content. LiveXLive is the first ‘live social music network,’ delivering premium livestreamed, digital audio and on-demand music experiences from the world’s top music festivals and concerts, including Rock in Rio, EDC Las Vegas, Hangout Music Festival, and many more. LiveXLive also gives audiences access to premium original content, artist exclusives and industry interviews. Through its owned and operated Internet radio service, Slacker Radio (www.slacker.com), LiveXLive delivers its users access to millions of songs and hundreds of expert-curated stations. The Company also operates a social influencer network, LiveXLive Influencers. The Company is headquartered in West Hollywood, CA. For more information, visit us at www.livexlive.com and follow us on Facebook, Instagram and Twitter at @livexlive.

Forward-Looking Statements

All statements other than statements of historical facts contained in this press release are “forward-looking statements,” which may often, but not always, be identified by the use of such words as “expects”, “anticipates”, “intends”, “estimates”, “plans”, “potential”, “possible”, “probable”, “believes”, “seeks”, “may”, “will”, “would,” “should”, “could” or the negative of such terms or other similar expressions. These statements involve known and unknown risks, uncertainties and other factors, which may cause actual results, performance or achievements to differ materially from those expressed or implied by such statements. These factors include uncertainties as to identifying, acquiring, securing and developing content, ability to attract and retain users, successfully implementing the Company’s and Slacker’s growth strategy, including relating to their technology platforms and applications, management’s relationships with industry stakeholders, changes in economic conditions, competition, and other risks including, but not limited to, those described from in the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on June 29, 2018 (the “SEC”), and other filings and submissions with the SEC. These forward-looking statements speak only as of the date hereof and the Company disclaims any obligations to update these statements except as may be required by law.

Investor Contact:

Alex Wellins

The Blueshirt Group

alex@blueshirtgroup.com

(415) 217-5861

Chris Tyson

MZ North America

chris.tyson@mzgroup.us

(949) 491-8235

Media Contact:

Julie Farman

LiveXLive Media, Inc.

jfarman@livexlive.com

(310) 597-0355